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                                 AGRITOPE, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON DECEMBER 8, 2000

     The undersigned hereby appoints ADOLPH J. FERRO, PH.D. and GILBERT N. MILLER and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Agritope, Inc., a Delaware corporation, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Agritope, Inc. to be held at the Embassy Suites Hotel, 9000 SW Washington Square Road, Tigard, Oregon 97223 on Friday, December 8, 2000 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

              (Continued, and to be dated and signed on other side)


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                               - FOLD AND DETACH HERE -


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                                                              Please mark
                                                              your votes
                                                              like this  /X/


        THE AGRITOPE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:  To adopt and approve the Agreement and Plan of Merger and
             Reorganization, dated as of September 7, 2000, among Exelixis, Inc., a Delaware corporation, Athens Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Exelixis, and Agritope, Inc.

             / / FOR               / / AGAINST               / / ABSTAIN

     It is not expected that any matters other than those described in the prospectus/proxy statement will be presented at the special meeting. If any other matters are presented, the proxies are authorized to vote upon such other matters in accordance with their discretion.

                                    PLEASE VOTE, DATE AND PROMPTLY RETURN
                                    THIS PROXY IN THE ENCLOSED RETURN
                                    ENVELOPE WHICH IS POSTAGE PREPAID IF
                                    MAILED IN THE UNITED STATES.

Signature(s) ____________________________________________ Dated __________, 2000

Please date this proxy and sign your name exactly as it appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


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 If you plan to attend the Special Meeting, please bring this admission ticket with you.

                                ADMISSION TICKET

                                     [LOGO]

                        SPECIAL MEETING OF STOCKHOLDERS

                            Friday, December 8, 2000
                                   9:00 a.m.
                              Embassy Suites Hotel
                         9000 SW Washington Square Road
                              Tigard, Oregon 97223